Consent of Independent Auditors

We have issued our report dated February 16, 1996, accompanying the consolidated financial statements included in the Annual Report of AmeriConnect, Inc. and subsidiary on Form 10-KSB for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of AmeriConnect, Inc. and subsidiary on Form S-8 (File No. 33-80058, effective June 10, 1994).

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Kansas City, Missouri
April 15, 1996